Exhibit 10.7

EXECUTION COPY

GMAC COMMERCIAL HOLDING CORP.,
as Issuer

to

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

FLOATING RATE JUNIOR SUBORDINATED INDENTURE

Dated as of March 23, 2006

i

		Page

Section 3.11.	Mandatory Deferral of Interest	32
Section 3.12.	Right of Set-Off	34
Section 3.13.	Agreed Tax Treatment	34

ARTICLE VII.

HOLDER’S LISTS AND REPORTS BY TRUSTEE AND CORPORATION

Section 7.1.	Corporation to Furnish Trustee Names and Addresses of Holders	53
Section 7.2.	Preservation of Information; Communications to Holders	54
Section 7.3.	Reports by Trustee	54
Section 7.4.	Reports by the Corporation	54

ARTICLE VIII.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.1.	Corporation May Consolidate, Etc., Only on Certain Terms	55
Section 8.2.	Successor Corporation Substituted	55

ARTICLE IX.

SUPPLEMENTAL INDENTURES

Section 9.1.	Supplemental Indentures without Consent of Holders	56
Section 9.2.	Supplemental Indentures with Consent of Holders	57
Section 9.3.	Execution of Supplemental Indentures	58
Section 9.4.	Effect of Supplemental Indentures	58
Section 9.5.	Conformity with Trust Indenture Act	58
Section 9.6.	Reference in Securities to Supplemental Indentures	58

ARTICLE X.

COVENANTS

Section 10.1.	Payment of Principal, Premium and Interest	58
Section 10.2.	Maintenance of Office or Agency	59
Section 10.3.	Money for Security Payments to be Held in Trust	59
Section 10.4.	Statement as to Compliance	60
Section 10.5.	Waiver of Certain Covenants	61

ARTICLE XIV.

HOLDERS’ MEETINGS

Section 14.1.	Purposes of Meetings	71
Section 14.2.	Call of Meetings by Trustee	72
Section 14.3.	Call of Meetings by the Corporation or Holders	72
Section 14.4.	Qualifications for Voting	72

		Page

Section 14.5.	Regulations	72
Section 14.6.	Voting	73

v

FLOATING RATE JUNIOR SUBORDINATED INDENTURE, dated as of March 23, 2006, among GMAC COMMERCIAL HOLDING CORP., a Nevada corporation (the “Corporation”), having its principal office at 200 Witmer Road, Horsham, PA 19044, Law Debenture Trust Company of New York, a New York banking corporation, as Trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Agent (the “Agent”).

RECITALS OF THE CORPORATION

WHEREAS, the Corporation has duly authorized the execution and delivery of this Indenture to provide for the issuance of $250,001,000 aggregate principal amount unsecured Floating Rate Junior Subordinated Debentures due 2046 (hereinafter called the “Securities”);

WHEREAS, the Corporation will issue to Capmark Trust, a Delaware statutory trust (the “Trust”), the Securities;

WHEREAS, the Trust will issue to General Motors Acceptance Corporation (the “Purchaser”) $250,000,000 aggregate liquidation amount of Floating Rate Trust Preferred Securities;

WHEREAS, the Trust will issue to the Corporation $1,000 aggregate liquidation amount of Floating Rate Trust Common Securities;

WHEREAS, all things necessary to make this Indenture a valid agreement of the Corporation, in accordance with its terms, have been done.

NOW THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1.            Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)   The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)   All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)   The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(4)   All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(5)   Whenever the context may require, any gender shall be deemed to include the other;

(6)   Unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(7)   The words “hereby”, “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Interest” means the interest, if any, that shall accrue on any interest on Securities the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Security.

 “Adjusted Earnings Before Interest and Taxes” has the meaning specified in Section 3.11.

“Adjusted Earnings Before Taxes” has the meaning specified in Section 3.11.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls or is controlled by, or is under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means the Person named as the “Agent” in the first paragraph of this Indenture, solely in its capacity as such and not in its individual capacity, until a successor Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Agent” shall mean or include each Person who is then an Agent hereunder.

 “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

“Average Four Quarters Fixed Charge Ratio” has the meaning set forth in Section 3.11.

“Bankruptcy Code” means Title 11 of the United States Code or any successor statute thereto, in each case as amended from time to time.

 “Board of Directors” means, with respect to the Corporation, the respective board of directors of the Corporation or a committee designated by the board of directors of the Corporation comprised of two or more members of the board of directors or officers, or both, of the Corporation, in each case as the context requires.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation, to have been duly adopted by the Board of Directors, or officers of the Corporation to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bridge Loan Agreement” means the Bridge Loan Agreement, dated as of March 23, 2006, among the Corporation, the lending institutions from time to time parties thereto, J.P. Morgan Securities Inc., as Syndication Agent, Credit Suisse, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners, L.P. and The Royal Bank of Scotland plc, as Documentation Agents, and Citibank, N.A., as Administrative Agent.

“Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions generally in The City of New York are authorized or obligated by law or executive order to be closed.

“Calculation Agent” means Deutsche Bank Trust Company Americas, its successor and assigns, or such other institution appointed to such capacity by the Corporation.

“Calculation Date” has the meaning assigned in Section 3.11.

“Change in Investment Company Act Law” has the meaning set forth in the definition of Investment Company Event.

“Change of Control” means the occurrence of any of the following:

(1) prior to the consummation of a Qualifying IPO, the Equity Investors shall cease to own, collectively, at least 35% of the Voting Stock of the Corporation;

 (2) prior to the consummation of a Qualifying IPO, General Motors Corporation or any of its Affiliates shall hold Voting Stock of the Corporation (or other securities convertible into such Voting Stock) representing more than the combined voting power of all Voting Stock of the Corporation held by the Equity Investors;

(3) any Person or two or more Persons acting in concert other than the Investors shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the of the Exchange Act), directly or indirectly, of Voting Stock of the Corporation (or other securities convertible into such Voting Stock) representing more than 50% of the combined voting power of all Voting Stock of the Corporation;

(4) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act);

(5) the adoption of a plan relating to the liquidation or dissolution of the Corporation; or

(6) the first day on which a majority of the members of the Board of Directors of the Corporation are not Continuing Directors.

“Closing Date” means the date on which the Securities and the Trust Preferred Securities are initially issued and sold to the Trust and the Purchaser, respectively.

“Commercially Reasonable Efforts” by the Corporation to sell its common stock or Perpetual Deferrable Preferred Stock, as the case may be, means commercially reasonable efforts to complete the offer and sale of the common stock or Perpetual Deferrable Preferred Stock of the Corporation, as the case may be, to third parties that are not Affiliates of the Corporation in public offerings or private placements; provided that during a Market Disruption Event, the Corporation shall be deemed to have used Commercially Reasonable Efforts regardless of whether the Corporation makes any offers or sales.

“Commission” means the Securities and Exchange Commission.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which at the date hereof is located at 767 Third Avenue, 31st Floor, New York, NY 10017, Attention: Corporate Trust Administration, Telecopy: (212) 750-1361.

“corporation” includes a corporation, association, company, limited liability company, joint-stock company or business trust.

“Corporation” means the Person named as the “Corporation” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Corporation” shall mean such successor corporation.

“Corporation Request” and “Corporation Order” mean, respectively, the written request or order signed in the name of the Corporation by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its Chief Executive Officer, its President or its Executive Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Declaration of Trust” means the Amended and Restated Declaration of Trust by and among the Corporation, as Sponsor, and Law Debenture Trust Company of New York, as Property Trustee, Deutsche Bank Trust Company Delaware, as Delaware Trustee, Deutsche

Bank Trust Company Americas, as Agent, and John F. Weaver, Marc A. Fox and Peter O’Hara, as Regular Trustees, dated as of March 23, 2006, with respect to the Trust, as amended or supplemented from time to time.

“Defaulted Interest” has the meaning specified in Section 3.6.

“Delaware Trustee” means, with respect to the Trust, the Person identified as the “Delaware Trustee” in the Declaration of Trust, solely in its capacity as Delaware Trustee of the Trust under the Declaration of Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as therein provided.

 “Determination Date” means the third Business Day preceding the Redemption Date.

 “Distributions” means, with respect to the Trust Securities, amounts payable in respect of such Trust Securities as provided in the Declaration of Trust and referred to therein as “Distributions.”

“Dollar” or “$” means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.

“Eligible Equity Proceeds” means the aggregate net cash proceeds of received by the Corporation from sales of its common stock or Perpetual Deferrable Preferred Stock during the 180 calendar days prior to the commencement of a Mandatory Deferral Event or pursuant to Section 13.2; provided that the total amount of Eligible Equity Proceeds raised from the sale of Perpetual Deferrable Preferred Stock shall not exceed 25% of the initial aggregate principal amount of the Securities.

“Equity Investors” mean Affiliates of Kohlberg Kravis Roberts & Co. L.P., Goldman Sachs Capital Partners and Five Mile Capital Partners LLC.

 “Event of Default” has the meaning specified in Article V.

“Exchange Act” means the Securities Exchange Act of 1934 or any successor statute thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 1.4.

“Extension Period” has the meaning specified in Section 3.10.

“FAS 140” has the meaning specified in Section 3.11.

“FIN 46(R)” has the meaning specified in Section 3.11.

“Fixed Charges” has the meaning specified in Section 3.11.

“GAAP” has the meaning specified in Section 3.11.

“Holder” means a Person in whose name a Security is registered in the Securities Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Institutional Accredited Investor” means an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501 under the Securities Act .

“Interest Payment Date” means January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2006.

“Interest Period” means each period from and including an Interest Payment Date (or the Closing Date in the case of the first Interest Period) to, but not including, the next succeeding Interest Payment Date.

“Initial Public Offering” means an initial public offering of the Corporation’s common stock pursuant to a registration statement filed with the Commission on Form S-1 or such successor form or at any time when the Corporation’s common stock is listed on either the New York Stock Exchange or the NASDAQ National Market.

“Investment Company Act” means the Investment Company Act of 1940 or any successor statute thereto, in each case as amended from time to time.

“Investment Company Event” means that the Corporation shall have requested and received an opinion of independent counsel experienced in practice under the Investment Company Act to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in Investment Company Act Law”), there is more than insubstantial risk that the Trust is or will be considered an “investment company” which is required to be registered under the Investment Company Act, which Change in Investment Company Act Law becomes effective on or after the Closing Date.

“Investors” mean the Equity Investors and the management, officers and employees of the Corporation or any Subsidiary as of the Closing Date who are or become investors in the Corporation.

“LIBOR Determination Date” means, for any Interest Period, the second day that is both a London Business Day and a New York Business Day immediately preceding the first day of such Interest Period.

“London Business Day” means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Mandatory Deferral Event” has the meaning set forth in Section 3.11.

“Mandatory Deferral Period” has the meaning set forth in Section 3.11.

 “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

(1)   the Corporation would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue such common stock or Perpetual Deferrable Preferred Stock and such consent or approval has not yet been obtained notwithstanding the Corporation’s commercially reasonable efforts to obtain such consent or approval; provided, however, that in the event of shareholder approval, such commercially reasonable efforts shall include the requirement to reduce the amount of common stock or Perpetual Deferrable Preferred Stock proposed to be issued so as to no longer require shareholder approval;

(2)   trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market or any other national securities, futures or options exchange or in the over-the-counter market, or trading in any securities of the Corporation (or any options or futures contracts related to such securities) on any exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;

(3)   a banking moratorium shall have been declared by federal or state authorities of the United States such that market trading has been disrupted or ceased;

(4)   a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading has been disrupted or ceased;

(5)   the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other substantial, national or international calamity or crisis such that market trading has been disrupted or ceased;

(6)   there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the Corporation’s reasonable judgment, impracticable or inadvisable to proceed with the offer and sale of common stock or Perpetual Deferrable Preferred Stock; or

(7)   an event occurs and is continuing as a result of which the offering document for such offer and sale of securities would, in the judgment of the Corporation, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in the judgment of the Corporation, would have a material adverse effect on the business of the Corporation or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of the Corporation to consummate such transaction, provided that no single suspension period contemplated by this subsection (7) shall exceed 90 consecutive days and multiple suspension periods contemplated by this subsection (7) shall not exceed an aggregate of 180 days in any 360-day period.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“New York Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or the Executive Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Corporation and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Corporation or any Affiliate of the Corporation.

“Original Issue Date” means the date of issuance specified as such in each Security.

“Outstanding” means, when used in reference to any Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; and

(3) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or that have been paid pursuant to Section 3.5, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Corporation;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as

Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or such other obligor. Upon the written request of the Trustee, the Corporation shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Corporation to be owned or held by or for the account of the Corporation, or any other obligor on the Securities or any Affiliate of the Corporation or such obligor, and subject to the provisions of Section 6.1, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination. Notwithstanding anything herein to the contrary, Securities that are owned by the Trust shall be deemed to be Outstanding notwithstanding the ownership by the Corporation or an Affiliate of any beneficial interest in such Trust.

“Parity Debt Securities” has the meaning specified in Section 13.1.

“Parity Guarantees” has the meaning specified in Section 13.1.

“Paying Agent” means the Agent or any Person authorized by the Corporation to pay the principal of (or premium, if any) or interest on, or other amounts in respect of, the Securities on behalf of the Corporation.

“Perpetual Deferrable Preferred Stock” means preferred stock of the Corporation that (i) rank pari passu with or junior to the Securities, (ii) are perpetual with no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (iii) are Non-Cumulative (as defined in the Replacement Capital Covenant) and (iv) either (a) whether by its terms or when taken together with any related transaction agreement, includes an Explicit Replacement Covenant (as defined in the Replacement Capital Covenant) or (b) includes a Mandatory Trigger Provision (as defined in the Replacement Capital Covenant).

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, trust, unincorporated association, joint stock company, limited liability company or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Place of Payment” means The City of New York.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security. For the purposes of this definition, any security authenticated and delivered under Section 3.5 in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Proceeding” has the meaning specified in Section 12.2.

“Property Trustee” means, with respect to the Trust, the Person identified as the “Property Trustee” in the Declaration of Trust, solely in its capacity as Property Trustee of the Trust under the Declaration of Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Property Trustee appointed as therein provided.

“Qualifying IPO” means the issuance by the Corporation or a direct or indirect corporate parent thereof of its common equity interests in an underwritten primary and/or secondary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture or the terms of such Security.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” means, for the interest payable on any Interest Payment Date, the close of business on the Business Day next preceding such Interest Payment Date.

“Regular Trustees” means, in respect of the Trust, each Person identified as a “Regular Trustee” in the Declaration of Trust, solely in such Person’s capacity as Regular Trustee of the Trust under the Declaration of Trust and not in such Person’s individual capacity, or any successor Regular Trustee appointed as therein provided.

“Replacement Capital Covenant” means the Replacement Capital Covenant of the Corporation, dated as of March 23, 2006, as in effect on such date.

“Responsible Officer” means, when used with respect to the Trustee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Securities” or “Security” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 or any successor statute thereto, in each case as amended from time to time.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 3.4.

“Senior Debt” means (i) indebtedness of the Corporation for money borrowed; (ii) indebtedness of the Corporation evidenced by securities, bonds, notes or debentures, including junior subordinated debt securities, issued under indentures or other similar instruments other than the Indenture; (iii) all capital lease obligations of the Corporation; (iv) all obligations of the Corporation issued or assumed as the deferred purchase price of property, all of the Corporation’s conditional sale obligations and the Corporation’s obligations under any title retention agreement; (v) all of the obligations of the Corporation for reimbursement with respect to any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (vi)  all obligations of the Corporation for reimbursement, indemnification, credit support or other payment with respect to any loss sharing, guaranteed yield, put, redemption right or other contingent payment obligation; (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons the payment of which the Corporation is responsible or liable as obligor, guarantor or otherwise; and (viii) all obligations of the type referred to in clauses (i) through (vii) of another person secured by any lien on any property or assets of the Corporation (whether or not that obligation has been assumed by the Corporation); provided, however, that Senior Debt shall not include: (i) any debt as to which, in the instrument creating or evidencing the same or the assumption or guarantee thereof, it is expressly provided that such debt shall not be senior in right of payment to the Securities or expressly provided that such debt is pari passu or junior to the Securities; (ii) any such indebtedness in the form of trade accounts payable; and (iii) any such indebtedness of the Corporation to any of its Subsidiaries.

“Special Event” means either a Tax Event or an Investment Company Event.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.6.

“Stated Maturity” means, when used with respect to any Security, the date specified pursuant to the terms of such Security as the fixed date on which the principal of such Security (or premium, if any) or interest (including any Additional Interest) is due and payable, as such date may, in the case of the stated maturity of the principal on any security, be shortened or extended as provided pursuant to the terms of such Security and this Indenture and, in the case of any interest, subject to the deferral of any such date in the case of any Extension Period.

 “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

 “Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.5 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Tangible Equity Amount” has the meaning specified in Section 3.11.

“Tax Action” means (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in writing in connection with an audit of the Corporation or any of its subsidiaries or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities or the Trust Preferred Securities, which amendment or change is adopted or which decision, pronouncement or proposed change is announced or which action, clarification or challenge occurs on or after the Closing Date.

“Tax Event” means that the Corporation shall have requested and received an opinion of independent tax counsel experienced in such matters to the effect that there has been a Tax Action that relates to any of the events described in (i) through (iii) below and that there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to income accrued or received on the Securities, (ii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges, or (iii) interest payable by the Corporation to the Trust on the Securities is not, or shall not be, deductible by the Corporation for United States federal income tax purposes

“3-Month LIBOR” means, for each Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the LIBOR Determination Date for that Interest Period. The term “Telerate Page 3750” means the display on Moneyline Telerate, Inc. on page 3750 or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

If 3-month LIBOR cannot be determined as described above, the Calculation Agent shall select four major banks in the London interbank market. The Calculation Agent shall request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that Interest Period. These quotations shall be for deposits in U.S. dollars for a three-month period. Offered quotations shall be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

If two or more quotations are provided, 3-month LIBOR for the applicable Interest Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Calculation Agent shall select three major banks in New York City to provide their quoted rates at approximately 11 a.m. New York City time, on the LIBOR Determination Date for that Interest Period. The rates quoted shall be for loans in U.S. dollars, for a three-month period. Rates quoted shall be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. If three banks provide quotations, 3-month LIBOR for the applicable Interest Period shall be the arithmetic mean of the three quoted rates. If fewer than three New York City banks selected by the Calculation Agent are quoting such rates, 3-month LIBOR for the applicable Interest Period shall be the same as for the immediately preceding Interest Period.

3-Month LIBOR shall be rounded upward or downward, as appropriate, to the next higher or lower hundredth of a percentage point.

“Total Managed Assets” has the meaning specified in Section 3.11.

“Trigger Tests” has the meaning set forth in Section 3.11.

“Trust” means the Person named as the “Trust” in the second recital of this Indenture until a successor trust shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trust” shall mean such successor trust.

“Trust Common Securities” has the meaning set forth in the Declaration of Trust.

“Trust Guarantee” means the Trust Guarantee Agreement, dated as of March 23, 2006, between the Corporation, as Guarantor, and Law Debenture Trust Company of New York, as Trust Guarantee Trustee, for the benefit of holders of the Trust Securities.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbb), as amended and as in effect on the date of this Indenture, except as provided in Section 9.5.

“Trust Preferred Securities” has the meaning set forth in the Declaration of Trust.

“Trust Securities” means the Trust Preferred Securities and the Trust Common Securities, collectively.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, solely in its capacity as such and not in its individual capacity, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Section 1.2.            Compliance Certificate and Opinions.

Upon any application or request by the Corporation to the Trustee to take any action under any provision of this Indenture, the Corporation shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 10.4) shall include:

(1)           a statement by each individual signing such certificate or opinion that such individual has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions of such individual contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

Section 1.3.            Forms of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Corporation may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Corporation stating that the information with respect to such factual matters is in the possession of the Corporation, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4.            Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Corporation, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(c)           The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

(d)           The ownership of Securities shall be proved by the Securities Register.

(e)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, the Corporation in reliance thereon, whether or not notation of such action is made upon such Security.

(f)            The Corporation may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities, provided that the Corporation may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next succeeding paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Corporation from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Corporation, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.6.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(2), or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Corporation’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Corporation in writing and to each Holder of Securities in the manner set forth in Section 1.6.

With respect to any record date set pursuant to this Section, the party that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

(g)           Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.5.            Notices, Etc. to Trustee, Corporation.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder, any holder of Trust Preferred Securities or the Corporation shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing in English to or with the Trustee at its Corporate Trust Office, or

(2)           the Corporation by the Trustee, any Holder or any holder of Trust Preferred Securities shall be sufficient for every purpose (except as otherwise provided in Section 5.1) hereunder if in writing and mailed, first class, postage prepaid, to the Corporation addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Corporation, or

(3)           the Agent, Deutsche Bank National Trust Company, for Deutsche Bank Trust Company Americas at 25 DeForest Avenue, Second Floor, MS SUM01-0105, Summit, NJ 07901, Attention: Trust & Securities Services.

Notices delivered to the Trustee and the Agent shall be deemed effective when actually received.

Section 1.6.            Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. If, by reason of the suspension of or irregularities in regular mail service or for any other reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Indenture or of the relevant Securities, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.7.            Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act or that is automatically deemed included in this Indenture by any of the provisions of the Trust Indenture Act, such required or automatically included provision shall control.

Section 1.8.            Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9.            Successors and Assigns.

All covenants and agreements in this Indenture by the Corporation shall bind their respective successors and assigns, whether so expressed or not.

Section 1.10.          Separability Clause.

If any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.          Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, the holders of Senior Debt, the Holders of the Securities and, to the extent expressly provided in Sections 5.1, 5.2, 5.8, 5.9, 5.11, 5.13, 9.1 and 9.2, the holders of Trust Preferred Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.          Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS.

Section 1.13.          Non-Business Days.

If any Interest Payment Date, Redemption Date or Stated Maturity Date of any Security is not a Business Day, then payment of interest or principal (and premium, if any) or other amount in respect of such Security will be payable on the next succeeding Business Day, unless such day falls in the next calendar month, in which case the Interest Payment Date, Redemption Date or Stated Maturity Date shall be the immediately preceding Business Day, and shall accumulate to the actual Interest Payment Date, Redemption Date or Stated Maturity Date.

Section 1.14.          Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities; loss or malfunctions of internal communications or computer (software and hardware) services beyond the Trustee’s control; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practice in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.15.          Application of Trust Indenture Act.

The Corporation and the Trustee shall not be required to comply with any provisions of this Indenture that refer to the Trust Indenture Act unless this Indenture shall have been qualified under the Trust Indenture Act.

ARTICLE II.

SECURITY FORMS

Section 2.1.            Forms Generally.

The Securities and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this Article, or in such other form or forms as shall be established by or pursuant to a Board Resolution of the Corporation or in one or more indentures supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such securities, as evidenced by their execution of the Securities. If the form of Securities is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Corporation and delivered to the Trustee at or prior to the delivery of the Corporation Order contemplated by Section 3.3 with respect to the authentication and delivery of such Securities.

The definitive Securities may be produced in any manner determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.2.            Form of Face of Security.

Unless and until a Security is sold pursuant to an effective registration statement, the Security shall bear the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (1) IN THE ABSENCE OF SUCH REGISTRATION OR (2) UNLESS SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION.

                Any Security issued hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN SECTION 3.4 OF THE INDENTURE.

GMAC COMMERCIAL HOLDING CORP.
Floating Rate Junior Subordinated Debenture

Due March 23, 2046

No. 1	$250,001,000
March 23, 2006

GMAC Commercial Holding Corp., a corporation organized and existing under the laws of Nevada (hereinafter called the “Corporation”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Capmark Trust, or registered assigns, the principal sum of TWO HUNDRED FIFTY MILLION AND ONE THOUSAND Dollars on March 23, 2046, or such other principal amount represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture. Except as set forth below, the Corporation further promises to pay interest on the said principal sum from March 23, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for at an annual rate equal to 3-Month LIBOR plus a margin equal to 2.30% to, but not including, March 23, 2011, and thereafter at an annual rate equal to the 3-Month LIBOR plus a margin equal to 3.30%, paid quarterly (subject to optional deferral as set forth herein) in arrears on January 15, April 15, July 15, and October 15 of each year, commencing July 15, 2006, until the principal hereof is paid or duly provided for or made available for payment; provided that in the event that a Qualifying IPO has not occurred and during the two-year period following the commencement of a Mandatory Deferral Period the Corporation is unable to raise sufficient Eligible Equity Proceeds to pay all accrued and unpaid interest on the Securities, interest shall accrue on the Securities at an annual rate equal to 1.0% beginning on the second anniversary of the Interest Payment Date following the Calculation Date upon which the Mandatory Deferral Period commenced until the earlier of (A) the tenth anniversary of such Interest Payment Date and (B) the first Calculation Date that the Corporation fails none of the Trigger Tests; provided further that any overdue principal or premium and any overdue interest shall bear Additional Interest at the rate per annum equal to the then applicable rate on the Security (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

The amount of interest payable on any Interest Payment Date shall be computed by multiplying the annual rate in effect for the Interest Period or portion thereof in respect of which the interest payment is made by a fraction, the numerator of which shall be the actual number of day in such Interest Period (or a portion thereof) (determined by including the first day thereof and excluding the last day thereof) and the denominator of which will be 360, and multiplying the product obtained thereby by the principal amount of the Securities. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date (without any additional interest or other payment in respect of any such delay). If such Interest Payment Date falls in the next calendar month, such payment will be made on the immediately preceding Business Day, with the same force and effect as if made on the date such payment was originally payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

So long as no Event of Default has occurred and is continuing, the Corporation shall have the right at any time during the term of this Security, from time to time to defer the payment of interest on this Security for up to ten years (an “Extension Period”) during which Extension Period the Corporation shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Corporation shall pay all interest then accrued and unpaid including any Additional Interest, as provided below; provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security or any date on which any Securities are fixed for redemption or end on a date other than an Interest Payment Date. Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period shall exceed ten years, extend beyond the Stated Maturity of the principal of this Security or any date on which any Securities are fixed for redemption or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period, the Corporation shall pay all accrued and unpaid interest and any Additional Interest then due. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, for up to another ten years, subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof, but any interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum equal to the then applicable rate on the Security, compounded quarterly and calculated as set forth in the first paragraph of this Security, from the dates on which amounts would otherwise have been due and payable until paid or made available for payment. The Corporation shall give the Holder of this Security and the Trustee notice of its election to begin any Extension Period (or an extension thereof) at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral or so long as this Security is held by the Trust, at least one Business Day prior to the next succeeding date on which Distributions on the Trust Preferred Securities would be payable but for such deferral. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

During a Mandatory Deferral Period, interest and Additional Interest, if applicable, shall accrue at the applicable rate set forth in the first paragraph of this Security, but the Corporation shall not pay any interest on the Securities from any source other than Eligible Equity Proceeds during such Mandatory Deferral Period; provided that the Corporation shall be prohibited at any time from paying any interest and Additional Interest, if applicable, on the Securities that accrued during such Mandatory Deferral Period from any source other than Eligible Equity Proceeds.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, the City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Corporation payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register, or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least one Business Day prior to the relevant record date by the Person entitled thereto as specified in the Securities Register. Notwithstanding the foregoing, so long as the Holder of this Security is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Security will be made at such place and to such account as may be designated by the Property Trustee.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

GMAC COMMERCIAL HOLDING CORP.

By:
Name: Robert D. Feller
Title: Chief Executive Officer

Attest:

Name:
Title:

Section 2.3.            Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Corporation (herein called the “Securities”), issued under the Floating Rate Junior Subordinated Indenture, dated as of March 23, 2006 (herein called the “Indenture”), between the Corporation and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee, the holders of Senior Debt and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $250,001,000.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Subject to Article XI of the Indenture, at any time on or after March 23, 2011 and prior to maturity, the Corporation shall have the right to redeem this Security at the option of the Corporation, in whole or in part, at 100% of the principal amount of this Security, plus any accrued but unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of the Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

Subject to Article XI of the Indenture, if a Special Event shall occur and be continuing prior to March 23, 2011, the Corporation shall have the right, within 90 days following the occurrence of such Special Event, to redeem this Security at the option of the Corporation, in whole but not in part, at 100% of the principal amount of this Security, plus any accrued but unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of the Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

Subject to Article XI of the Indenture, if a Change of Control occurs before March 23, 2011, the Corporation shall have the right, within 90 days following the occurrence of such Change of Control, to redeem this Security at the option of the Corporation, in whole or in part, at 100% of the principal amount of this Security, plus any accrued but unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of the Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

Subject to Article XI of the Indenture, if an Initial Public Offering occurs, the Corporation shall have the right, within 90 days following the occurrence of such Initial Public Offering, to redeem this Security at the option of the Corporation, in whole or in part, at the Redemption Prices (expressed as percentages of principal amount of this Security) set forth below, plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable

Redemption Date (subject to the right of the Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on March 23 of the years indicated below:

Year	Percentage
2006	101.00%
2007	100.75%
2008	100.50%
2009	100.25%
2010 and thereafter	100.00%

If less than all the Securities are to be redeemed by the Corporation, the Securities to be redeemed shall be selected by lot or by such other method as the Trustee shall deem fair and appropriate. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities are not subject to a sinking fund.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Corporation with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Corporation and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Corporation and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Outstanding Securities, on behalf of the Holders of all Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders); provided that, if, upon such Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities fail to declare the principal of all the Outstanding Securities to be immediately due and payable, the holders of not less than 25% in aggregate liquidation amount of the Trust Preferred Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Corporation and the Trustee; and

upon any such declaration, the principal amount of and the accrued but unpaid interest (including any Additional Interest) on all the Securities shall become immediately due and payable; provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XII of the Indenture.

Notwithstanding any other provision in this Indenture, the Holder of any Outstanding Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 3.6 and 3.10) interest (including Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. In the case of Securities held by the Trust, any holder of Trust Preferred Securities shall have the right, upon the occurrence of an Event of Default described in Section 5.1(1) or 5.1(2), to institute a suit directly against the Corporation for enforcement of payment to such holder of principal of (premium, if any) and (subject to Sections 3.6 and 3.10) interest (including Additional Interest) on the Securities having a principal amount equal to the aggregate liquidation amount of Trust Preferred Securities held by such holder, subject to the provisions of the Declaration of Trust.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including any Additional Interest) on this Security at the times, place and rate, and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained under Section 10.2 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Securities Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. This Security is subject to transfer restrictions set forth in Section 3.4 of the Indenture.

The Securities are issuable only in registered form without coupons in denominations of $5,000,000 and any integral multiple thereof (except as otherwise provided in Section 3.2 of the Indenture). As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

The Corporation and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS.

Section 2.4.            Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

Law Debenture Trust Company of New York,

as Trustee

By:
Authorized Signatory

ARTICLE III.

THE SECURITIES

Section 3.1.            The Securities.

The Trustee shall, upon a Corporation Order, authenticate for original issue up to $250,001,000 in aggregate principal amount of Securities. The Securities shall be registered upon authentication and delivery in the names specified in the Corporation Order.

Section 3.2.            Denominations.

The Securities shall be in registered form without coupons and shall be issuable in denominations of $5,000,000 or integral multiples thereof; provided that the Securities shall be issued in an aggregate principal amount of $250,001,000, and in the event Securities are distributed to the holders of the Trust Preferred Securities as a result of liquidation of the Trust, the Corporation shall receive a Security having a principal amount of $1,000.

Section 3.3.            Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Corporation by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President or its Executive Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Corporation, and the Corporation shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.4.            Registration, Transfer and Exchange Generally.

The Corporation shall cause to be kept at the office of the Agent at 60 Wall Street, 27th Floor, New York, New York 10005 a register in which, subject to such reasonable regulations as it may prescribe (and subject to Section 3.12), the Corporation shall provide for the registration of Securities and of transfers of Securities. Such register is herein sometimes referred to as the “Securities Register.”  The Trustee is hereby appointed initial “Securities Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at the offices or agencies of the Corporation designated for that purpose the Corporation shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations of like tenor and aggregate principal amount.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations, of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, the Corporation shall execute, and the Trustee shall authenticate and make available for delivery, the Securities that the Holder making the exchange is entitled to receive.

In the event the Trust is dissolved and Securities are distributed to the holders of the Trust Preferred Securities:

(1)           such holders shall not resell or otherwise transfer any Securities or any interest therein prior to the date that is the earlier of (1) two years after the Closing Date or (2) three months after the Corporation has repaid the Bridge Loan Agreement. In addition, unless and until the Securities are sold pursuant to an effective registration statement, they may not be offered or sold unless such transaction is exempt from the registration requirements under the Securities Act;

(2)           such Securities will be issued in fully registered form and in denominations of $5,000,000 or integral multiples thereof (except as otherwise provided in Section 3.2). Any transfer, sale or other disposition of Securities in an amount having an aggregate principal amount of less than $50,000,000 or any amount resulting in a Holder’s holding Securities in an amount having an aggregate principal amount of less than $50,000,000 shall be deemed to be void and of no legal effect whatsoever, any such transferee shall be deemed not to be the holder of such Securities for any purpose, including but not limited to the receipt of interest on such Securities; provided that in the event a partial redemption pursuant to Section 11.7 has occurred, each Holder may transfer the full aggregate principal amount that such Holder owns; and

(3)           unless transfers are made pursuant to an effective registration statement, such holder may only transfer any Securities or any interest therein to QIBs and Institutional Accredited Investors. If a transfer is being made to an Institutional Accredited Investor, such Institutional Accredited Investor shall provide the Corporation with the certificate substantially in the form of Exhibit A hereto and all other certificates, representation letters and opinions that the Corporation may request.

All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Corporation evidencing the same debt thereon, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Every Security presented or surrendered for transfer or exchange shall (if so required by the Corporation or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Securities Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

Neither the Corporation nor the Trustee shall be required, pursuant to the provisions of this Section, (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 calendar days before the day of selection for mailing a notice of Securities pursuant to Article XI and ending at the close of business on the day of mailing of such notice, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any such Security to be redeemed in part, any portion thereof not to be redeemed.

Section 3.5.            Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee together with security or indemnity satisfactory to the Corporation and the Trustee to save each of them harmless from any loss that it may suffer if a Security is replaced, the Corporation shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security, of like tenor and aggregate principal amount, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Corporation and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) security or indemnity satisfactory to them to save any agent of any of them harmless, then, in the absence of notice to the Corporation or the Trustee that such Security has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security, of like tenor and aggregate principal amount as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Corporation in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Corporation whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.6.            Payment of Interest and Additional Interest; Interest Rights Preserved.

Interest and Additional Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities, except that, unless otherwise provided in the Securities, interest and any Additional Interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid.

Any interest on any Security that is due and payable, but is not timely paid or duly provided for, on any Interest Payment Date for the Securities (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on the relevant Regular

Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Corporation, at its election in each case, as provided in Clause (1) or (2) below:

(1)           The Corporation may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Corporation shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Corporation of such Special Record Date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Security at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Corporation, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)           The Corporation may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Corporation to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

Any interest on any Security which is deferred or extended pursuant to Section 3.10 shall not be Defaulted Interest for purposes of this Section 3.6.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

Section 3.7.            Persons Deemed Owners.

The Corporation, the Trustee and any agent of the Corporation or the Trustee shall treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.6) any interest (including Additional Interest) on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Corporation, the Trustee nor any agent of the Corporation or the Trustee shall be affected by notice to the contrary.

Section 3.8.            Cancellation.

All Securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Corporation may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Corporation may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities shall be delivered to the Corporation.

Section 3.9.            Computation of Interest.

The amount of interest payable on any Interest Payment Date shall be computed by multiplying the annual rate in effect for the Interest Period or portion thereof in respect of which the interest payment is made by a fraction, the numerator of which shall be the actual number of days in such Interest Period (or a portion thereof) (determined by including the first day thereof and excluding the last day thereof) and the denominator of which will be 360, and multiplying the product obtained thereby by the aggregate principal amount of the Securities.

Section 3.10.          Optional Deferral of Interest.

So long as no Event of Default has occurred and is continuing, the Corporation shall have the right at any time during the term of the Securities, from time to time to defer the payment of interest on the Securities for up to ten years (an “Extension Period”) during which Extension Period the Corporation shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Corporation shall pay all interest then accrued and unpaid including any Additional Interest, as provided below; provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of the Securities or any date on which any Securities are fixed for redemption, or end on a date other than an Interest Payment Date. Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period shall exceed ten years, extend beyond the Stated Maturity of the principal of this Security or any date on which any Securities are fixed for redemption or end on a date other than an Interest Payment Date.

Upon the termination of any such Extension Period, the Corporation shall pay all accrued and unpaid interest and any Additional Interest then due. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional

Interest then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, for up to another ten years, subject to the above conditions.

No interest shall be due and payable during an Extension Period, except at the end thereof, but interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum equal to the then applicable rate on the Security, compounded quarterly and calculated as set forth in the first paragraph of this Security, from the dates on which amounts would otherwise have been due and payable until paid or made available for payment.

The Corporation shall give the Holder of the Securities and the Trustee notice of its election to begin any Extension Period (or an extension thereof) at least one Business Day prior to the next succeeding Interest Payment Date on which interest on these Securities would be payable but for such deferral or so long as such Securities are held by the Trust, at least one Business Day prior to the next succeeding date on which Distributions on the Trust Preferred Securities of the Trust would be payable but for such deferral. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

Section 3.11.          Mandatory Deferral of Interest.

Commencing on the Calculation Date on which a Mandatory Deferral Event has occurred and ending on the first Calculation Date that the Corporation fails none of the Trigger Tests (a “Mandatory Deferral Period”), interest and Additional Interest, if applicable, shall accrue at the applicable rate set forth in Section 2.2, but the Corporation shall not pay any interest on the Securities from any source other than Eligible Equity Proceeds during such Mandatory Deferral Period; provided that the Corporation shall be prohibited at any time from paying any interest and Additional Interest, if applicable, on the Securities that accrued during such Mandatory Deferral Period from any source other than Eligible Equity Proceeds.

A “Mandatory Deferral Event” shall occur if on any day which is the 20th day prior to an Interest Payment Date (each a “Calculation Date”) it is determined that:

(a)                                  the Tangible Equity Amount was less than 5.0% of Total Managed Assets as of the end of the most recently completed fiscal quarter;

(b)                                 the Average Four Quarters Fixed Charge Ratio as of the end of the most recently completed fiscal quarter was less than 1.20; or

(c)                                  the Adjusted Earnings Before Taxes for each of the two most recently completed consecutive fiscal quarters is not a positive amount.

The three tests described above in (a), (b) and (c) are referred to as “Trigger Tests,” and the occurrence of any as “failing” the relevant test.

For purposes of the Trigger Tests:

“Adjusted Earnings Before Interest and Taxes” means, for any period, net income excluding (i) income taxes, (ii) interest expense, (iii) extraordinary items, (iv) goodwill impairment and (v) amounts related to discontinued operations.

“Adjusted Earnings Before Taxes” means, for any period, net income excluding (i) income taxes, (ii) extraordinary items, (iii) goodwill impairment and (iv) amounts related to discontinued operations.

“Average Four Quarters Fixed Charge Ratio” means, as of any fiscal quarter end: (a) the sum of the quotients of (x) Adjusted Earnings Before Interest and Taxes and (y) Fixed Charges for each of the immediately preceding prior four fiscal quarters (including the fiscal quarter ending on such fiscal quarter end), divided by (b) 4.

“FAS 140” means Statement of Financial Accounting Standards No. 140.

“FIN 46(R)” means FASB Interpretation No. 46 (revised December 2003).

“Fixed Charges” means, as of any fiscal quarter end, the sum of (x) interest expense and (y) preferred dividends.

“GAAP” means generally accepted accounting principles in the United States of America in effect on the date hereof and in accordance with the audited financial statements of the Corporation for the year end December 31, 2004, and without giving effect to any changes thereto or in the interpretation or application thereof (including without limitation any changes in, or in the interpretation or application of, FAS 140 or FIN 46(R)) after the date hereof.

“Tangible Equity Amount” means, as of any fiscal quarter end, the Corporation’s total stockholders’ equity, as reflected on its consolidated balance sheet as of such fiscal quarter end, excluding (i) goodwill and (ii) other intangible assets.

“Total Managed Assets” means, as of any fiscal quarter end, total assets as reflected on the Corporation’s consolidated balance sheet as of such fiscal quarter end, excluding (i) goodwill and (ii) other intangible assets, plus, without duplication, the then outstanding balance as of such fiscal quarter end of receivables contributed by the Corporation into securitizations in which the Corporation (x) contributed receivables accounting for 50% or more of the total receivables conveyed to a trust which then issued asset-backed securities and (y) retained as of such fiscal quarter end any of the asset-backed securities issued by such trust and/or any beneficial interest in the trust.

The Corporation’s fiscal quarter end dates are the last day of each March, June, September and December.

All financial terms used in this Section 3.11 shall be determined in accordance with GAAP as applied to and reflected in the Corporation’s consolidated financial statements as of the date hereof, except that the Corporation’s Tangible Equity Amount, Adjusted Earnings Before Interest and Taxes and Average Four Quarters Fixed Charge Ratio at any date and for any period shall be adjusted to exclude extraordinary items, unusual items and infrequently occurring items as defined in Accounting Principles Bulletin 30, goodwill impairment as defined in Financial

Accounting Standards Board Statements of Financial Accounting Standards No. 142 and amounts relating to discontinued operations as defined in Financial Accounting Standards Board Statements of Financial Accounting Standards No. 144.

If as of any relevant date or for any relevant period the Corporation is not a reporting company under the Exchange Act, then for any such relevant date and period the Corporation shall prepare and deliver to the Trustee the consolidated financial statements that the Corporation would have been required to file with the Commission had the Corporation been a reporting company under the Exchange Act, in each case within 15 calendar days after the date that the Corporation would have been required to file such financial statements had the Corporation not been an “accelerated filer” within the meaning of Rule 12b-2 under the Exchange Act.

If as of any relevant date the Corporation is a reporting company under the Exchange Act, then as of any such relevant date the Corporation shall include the Total Managed Assets in the notes to its consolidated financial statements.

By not later than the 15th calendar day prior to each payment date for which interest payments on the Securities are being deferred as a result of the Mandatory Deferral Event, the Corporation shall give notice of such deferral by first class mail, postage prepaid, addressed to the Trustee and to the Trust (which the Trust shall in turn be required to give to the holders of record of the Trust Preferred Securities at their respective last addresses appearing on the Trust’s books). Such notice, in addition to stating that interest payments shall be deferred, shall set forth whether such interest payments are being deferred because (i) the Tangible Equity Amount was less than 5.0% of Total Managed Assets as of the end of the most recently completed fiscal quarter, (ii) the Average Four Quarters Fixed Charge Ratio as of the end of the most recently completed fiscal quarter was less than 1.20 or (iii) the Adjusted Earnings Before Taxes for each of the two most recently completed consecutive fiscal quarters is not a positive amount.

Section 3.12.          Right of Set-Off.

With respect to the Securities held by the Trust, notwithstanding anything to the contrary herein, the Corporation shall have the right to set off any payment it is otherwise required to make in respect of any such Security or to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment to a holder of Trust Preferred Securities pursuant to an action undertaken under Section 5.8.

Section 3.13.          Agreed Tax Treatment.

Each Security issued hereunder shall provide that the Corporation and, by its acceptance of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Security agree that for United States Federal, state and local tax purposes such Security constitutes indebtedness.

ARTICLE IV.

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 4.1.            Satisfaction and Discharge of Indenture.

This Indenture shall, upon a Corporation Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this Section 4.1) and the Trustee, upon written demand of and at the expense of the Corporation, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)           either

(A)          all Securities theretofore authenticated and delivered (other than (i) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.5 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Corporation and thereafter repaid to the Corporation or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(B)           all such Securities not theretofore delivered to the Trustee for cancellation

(i)                                     have become due and payable, or

(ii)                                  will become due and payable at their Stated Maturity within one year of the date of deposit, or

(iii)          are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Corporation, and the Corporation, in the case of subclause (B)(i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Securities are payable sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)           the Corporation has paid or caused to be paid all other sums payable hereunder by the Corporation; and

(3)           the Corporation has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Corporation to the Trustee under Section 6.7, the obligations of the Corporation to any Authenticating Agent under Section 6.14 and, if money shall have been irrevocably deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

Section 4.2.            Defeasance and Discharge.

In addition to discharge of this Indenture pursuant to Section 4.1, the Corporation shall be deemed to have paid and discharged the entire indebtedness on all Securities on and after the date the conditions set forth in Section 4.4 are satisfied with respect to this Section (hereinafter called “Defeasance”), and the provisions of this Indenture shall no longer be in effect except for the provisions contained in Sections 3.8, 3.11, 4.2, 4.5, 4.6, 7.1, 10.1, 10.2 and 10.3 and Article VI, and the Trustee, at the cost and expense of the Corporation, shall execute proper instruments acknowledging the Defeasance and discharge.

Section 4.3.            Covenant Defeasance.

The Corporation shall be released from and incur no liability for its noncompliance with the obligations of the Corporation under the covenants, representations and warranties of this Indenture, other than those contained in Sections 3.8, 3.11, 4.2, 4.5, 4.6, 7.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 and Article VI, on and after the date the conditions set forth in Section 4.4 are satisfied with respect to this Section (hereinafter called “Covenant Defeasance”). The Trustee, at the cost and expense of the Corporation, shall execute proper instruments acknowledging the Covenant Defeasance.

Section 4.4.            Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 4.2 or 4.3 to the Outstanding Securities:

(a)           with respect to Section 4.2 or 4.3, the Corporation shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities (i) cash in an amount, or (ii) direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and/or interest, at such times and in such amounts as will insure the availability of cash, or (iii) a combination thereof, in each case sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal or Redemption Price of and interest, excluding Additional Interest, on all Securities on each date that such principal or Redemption Price and interest is due and payable (such deposit, the “Defeasance Deposit”);

(b)           with respect to Section 4.2 or 4.3, such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any agreement or instrument to which the Corporation is a party or by which it is bound;

(c)           with respect to Section 4.2 or 4.3, the Corporation shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision for Defeasance or Covenant Defeasance, as appropriate, have been complied with;

(d)           with respect to Section 4.2 only, the Corporation shall have delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling or (y), since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such Defeasance had not occurred;

(e)           with respect to Section 4.2 only, no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing (A) on the date of the Defeasance Deposit or (B) insofar as Section 5.1(5) of this Indenture is concerned, at any time during the period beginning on such date and ending on the 91st day after the date of such deposit or, if longer, ending on the date following the expiration of the longest preference period applicable to the Corporation in respect of the Defeasance Deposit; and

(f)            with respect to Section 4.3 only, the Corporation has delivered to the Trustee an Opinion of Counsel to the effect that, and such opinion shall confirm that, the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such Covenant Defeasance had not occurred.

Section 4.5.            Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Corporation acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including any Additional Interest) for the payment of which such money or obligations have been deposited with or received by the Trustee.

Section 4.6.            Indemnity for U.S. Government Obligations.

The Corporation shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.4 or the principal or interest received in respect of such obligations other than any such tax, fee or other charge that by law is for the account of the Holders of the Outstanding Securities.

This obligation set forth in this Section 4.6 shall survive the resignation or removal of the Trustee or the discharge of this Indenture.

ARTICLE V.

REMEDIES

Section 5.1.            Events of Default.

“Event of Default”, wherever used herein with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest upon any Security, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of 30 calendar days; provided, however, that a deferral of any interest payment pursuant to Section 3.10 or Section 3.11, or any combination thereof, shall not constitute an Event of Default under this clause (1); or

(2)           default in the payment of the principal of (or premium, if any, on) any Security at its Maturity, upon redemption, by declaration of acceleration or otherwise; or

(3)           in the event of any deferral of interest pursuant to Section 3.10 or Section 3.11, or any combination thereof, failure to pay accrued and unpaid interest (including any Additional Interest) in full on or prior to the first Interest Payment Date that is more than ten years after the commencement of such deferral; or

(4)           the entry of a decree or order by a court having jurisdiction in the premises adjudging the Corporation bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Corporation under the Bankruptcy Code or any other similar applicable Federal or State law, which decree or order shall have continued undischarged and unstayed for a period of 60 calendar days; or the entry of a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Corporation of its property, or for the winding up or liquidation of its affairs, which decree or order shall have continued undischarged and unstayed for a period of 60 calendar days; or

(5)           the commencement by the Corporation of voluntary proceedings to be adjudicated bankrupt, or consent by the Corporation to the filing of a bankruptcy proceeding against it, or the filing by the Corporation of a petition or answer or consent seeking reorganization under the Bankruptcy Code or any other similar Federal or State law, or consent by the Corporation to the filing of any such petition, or the consent by the Corporation to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or the making by the Corporation of an assignment for the benefit of creditors, or the admission by the Corporation in writing of its inability to pay its debts generally as they become due.

Section 5.2.            Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.1(4)) or 5.1(5) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders); provided that, in the case of Securities held by the Trust, if, upon such Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities fail to declare the principal of all the Outstanding Securities to be immediately due and payable, the holders of not less than 25% in aggregate liquidation amount of the Trust Preferred Securities then outstanding shall have the right to make such declaration by a notice in writing to the Corporation and the Trustee. Upon any such declaration, such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Securities shall become immediately due and payable. If an Event of Default specified in Section 5.1(4) or 5.1(5) with respect to the Outstanding Securities occurs, the principal amount of all the Securities shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XII notwithstanding that such amount shall become immediately due and payable as herein provided.

At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by a notice in writing to the Corporation and the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Corporation has paid or deposited with the Trustee a sum sufficient to pay:

(A)          all overdue interest on all Outstanding Securities,

(B)           any accrued Additional Interest on all Outstanding Securities,

(C)           the principal of (and premium, if any, on) any Securities that have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Securities, and

(D)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           all Events of Default with respect to the Securities, other than the non-payment of the principal of Securities which have become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

In the case of Securities held by the Trust, if the Holders of a majority in aggregate principal amount of the Outstanding Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities then outstanding shall have the right to rescind and annul such declaration and its consequences by a notice in writing to the Corporation and the Trustee, subject to the satisfaction of the conditions set forth in Clauses (1) and (2) above of this Section 5.2.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3.            Collection of Indebtedness and Suits for Enforcement by Trustee.

The Corporation covenants that if:

(1)           default is made in the payment of any interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of 30 calendar days, or

(2)           default is made in the payment of the principal of (and premium, if any, on) any Security at the Maturity thereof,

the Corporation will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest (including any Additional Interest), and, in addition thereto, all amounts owing the Trustee under Section 6.7.

If the Corporation fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Corporation or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Corporation or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4.            Trustee May File Proofs of Claim.

In case of any Proceeding relative to the Corporation or the property of the Corporation as provided in Section 12.2,

(a)           the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Corporation for the payment of overdue principal (and premium, if any) or interest (including any Additional Interest)) shall be entitled and empowered, by intervention in such Proceeding or otherwise,

(i)                                     to file and prove a claim for the whole amount of principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect to the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 6.7 allowed in any such Proceedings; and

(ii)                                  in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.6; and

(b)           any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 5.6, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.5.            Trustee May Enforce Claim Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, subject to Article XII and after provision for the payment of all the amounts owing the Trustee and any predecessor Trustee under Section 6.7, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6.            Application of Money Collected.

Any money or property collected or to be applied by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee and the Agent and any predecessor Trustee or the Agent under Section 6.7;

SECOND:  Subject to Article XII, to the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest (including any Additional Interest) in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest (including any Additional Interest), respectively;

THIRD:  The balance, if any, to the Person or Persons entitled thereto; and

FOURTH:  To the Corporation.

Section 5.7.            Limitation on Suits.

Subject to Section 5.8, no Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(2)           the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee indemnity, reasonably satisfactory to the Trustee, against the costs, expenses (including legal fees and expenses) and liabilities to be incurred in compliance with such request;

(4)           the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-calendar-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 5.8.                                   Unconditional Right of Holders to Receive Principal, Premium and Interest; Direct Action by Holders of Trust Preferred Securities.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 3.6 and 3.10) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. In the case of Securities held by the Trust, any holder of Trust Preferred Securities shall have the right, upon the occurrence of an Event of Default described in Section 5.1(1) or 5.1(2), to institute a suit directly against the Corporation for enforcement of payment to such holder of principal of (premium, if any) and (subject to Sections 3.6 and 3.10) interest (including Additional Interest) on the Securities having a principal amount equal to the aggregate liquidation amount of Trust Preferred Securities held by such holder, subject to the provisions of the Declaration of Trust.

Section 5.9.            Restoration of Rights and Remedies.

If the Trustee, any Holder or any holder of Trust Preferred Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, such Holder or such holder of Trust Preferred Securities, then and in every such case the Corporation, the Trustee, such Holders and such holder of Trust Preferred Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, such Holder and such holder of Trust Preferred Securities shall continue as though no such proceeding had been instituted.

Section 5.10.          Rights and Remedies Cumulative.

Except as otherwise provided in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.          Delay or Omission Not Waiver.

No delay or omission of the Trustee, any Holder of any Security or any holder of any Trust Preferred Security to exercise any right or remedy accruing upon any Event of Default with respect to the Securities shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

Every right and remedy given by this Article or by law to the Trustee or to the Holders and the right and remedy given to the holders of Trust Preferred Securities by Section 5.8 may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Holders or the holders of Trust Preferred Securities, as the case may be.

Section 5.12.          Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(1)           such direction shall not be in conflict with any rule of law or with this Indenture,

(2)           the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

(3)           subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

Section 5.13.          Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Outstanding Securities may waive any past default hereunder and its consequences except a default:

(1)           in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security (unless such default has been cured and a sum sufficient to pay all interest (including Additional Interest) and principal (and premium, if any) then due otherwise than by acceleration has been deposited with the Trustee), or

(2)           in respect of a covenant or provision hereof that under Article IX cannot be modified or amended without the consent of each Holder of each Outstanding Security;

provided, however, that if the Securities are held by the Trust, no such waiver shall be effective until the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities then outstanding shall have consented to such waiver.

Any such waiver shall be deemed to be on behalf of the Holders of all the Securities or, in the case of a waiver consented to by holders of Trust Preferred Securities, by all holders of Trust Preferred Securities.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.          Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security on or after the respective Stated Maturities expressed in such Security.

Section 5.15.          Waiver of Usury, Stay or Extension Laws.

The Corporation covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture and the Corporation hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI.

THE TRUSTEE

Section 6.1.            Certain Duties and Responsibilities.

(a)           Except during the continuance of an Event of Default,

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)           In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that

(1)           this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.2.            Notice of Defaults.

Within 90 calendar days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to the Securities, the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Securities Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities.

Section 6.3.            Certain Rights of Trustee.

Subject to the provisions of Section 6.1:

(a)           the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Corporation mentioned herein shall be sufficiently evidenced by a Corporation Request or Corporation Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)           the Trustee may consult with counsel of its selection experienced in such matters (which counsel may be counsel to the Corporation and may include any of their respective employees) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Security or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Corporation, personally or by agent or attorney;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)           the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)            the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j)            the Trustee may request that the Corporation deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

Section 6.4.            Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Corporation and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Corporation of the Securities or the proceeds thereof.

Section 6.5.            May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Corporation, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Corporation with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

Section 6.6.            Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Corporation. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon written order of the Corporation, signed by the President, any Vice President, the Secretary, the Treasurer or any Assistant Secretary or Treasurer of the Corporation.

Section 6.7.            Compensation and Reimbursement.

The Corporation agrees:

(1)           to pay to the Trustee and the Agent from time to time such compensation for all services rendered by it hereunder in such amounts as the Corporation and the Trustee and the Agent shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           except as otherwise expressly provided herein or in an agreement between the Corporation and the Trustee and the Agent, to reimburse the Trustee and the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee and the Agent in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or bad faith; and

(3)           to indemnify the Trustee and the Agent (including any predecessor Trustee or Agent, as the case may be) for, and to hold it harmless against, any loss, liability, damage, claims or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Corporation under this Section, the Trustee and the Agent shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of Holders of particular Securities. The obligations of the Corporation under this Section shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Agent, as the case may be.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(4) or 5.1(5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor statute.

Section 6.8.            Disqualification; Conflicting Interests.

(a)           The Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of said Section 310(b).

(b)           The Declaration of Trust with respect to each Trust shall be deemed to be specifically described in this Indenture for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

Section 6.9.            Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be:

(a)           a corporation organized and doing business under the laws of the United States of America or of any State or Territory or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or

(b)           a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI. Neither the Corporation nor any Person directly or indirectly controlling, controlled by or under common control with the Corporation shall serve as Trustee.

Section 6.10.          Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b)           The Trustee may resign at any time by giving written notice thereof to the Corporation. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time with respect to the Securities by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Corporation. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Corporation, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)           If at any time:

(1)           the Trustee shall fail to comply with Section 6.8 after written request therefor by the Corporation or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Corporation or by any such Holder, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Corporation, acting pursuant to the authority of a Board Resolution, may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Corporation, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Corporation and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Corporation. If no successor Trustee shall have been so appointed by the Corporation or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to Section 5.14, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Corporation shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the Securities as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11.          Acceptance of Appointment by Successor.

(a)           In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Corporation or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)           Upon request of any such successor Trustee, the Corporation shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(c)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12.          Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.

Section 6.13.          Preferential Collection of Claims Against Corporation.

If and when the Trustee shall be or become a creditor of the Corporation (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Corporation (or any such other obligor).

Section 6.14.          Appointment of Authenticating Agent.

At any time when any of the Securities remain Outstanding, the Trustee may, with the written consent of the Corporation, appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Corporation and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State or Territory thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Corporation. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Corporation. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent, which shall be acceptable to the Corporation and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of the Securities with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section.

The Corporation agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities designated therein referred to in the within mentioned Indenture.

Dated:

[ ],
as Authenticating Agent

By:
Authorized Signatory

ARTICLE VII.

HOLDER’S LISTS AND REPORTS BY TRUSTEE AND CORPORATION

Section 7.1.            Corporation to Furnish Trustee Names and Addresses of Holders.

The Corporation will furnish or cause to be furnished to the Trustee:

(a)           semi-annually, on or before June 30 and December 31 of each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 calendar days prior to the delivery thereof, and

(b)           at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Corporation of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Corporation and has not otherwise been received by the Trustee in its capacity as Securities Registrar.

Section 7.2.            Preservation of Information; Communications to Holders.

(a)           The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b)           The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

(c)           Every Holder of Securities, by receiving and holding the same, agrees with the Corporation and the Trustee that none of the Corporation nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

Section 7.3.            Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after May 15 of each year (commencing with the year of the first anniversary of the issuance of the debenture) deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a). The Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

Section 7.4.            Reports by the Corporation.

The Corporation shall file with the Trustee and with the Commission, and transmit to the Holders, such information, documents and other reports, and such summaries thereof, if any, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 calendar days after the same is required to be filed with the Commission. The Corporation also shall comply with the other provisions of Trust Indenture Act

Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of any such reports, information or documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE VIII.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.1.            Corporation May Consolidate, Etc., Only on Certain Terms.

The Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)           if the Corporation shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Corporation is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Corporation substantially as an entirety shall, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee expressly assume the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities and the performance of every covenant of this Indenture to be performed or observed by the Corporation;

(2)           immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and

(3)           the Corporation shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and any such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee, subject to Section 6.1, may rely upon such Officers’ Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

Section 8.2.            Successor Corporation Substituted.

Upon any consolidation or merger by the Corporation, as the case may be, with or into any other Person, or any conveyance, transfer or lease by the Corporation of its properties and assets substantially as an entirety to any Person in accordance with Section 8.1, the successor corporation formed by such consolidation or into which the Corporation is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein; and in the event of any such conveyance, transfer or lease the Corporation shall be discharged from all obligations and covenants under this Indenture and the Securities, as the case may be.

In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE IX.

SUPPLEMENTAL INDENTURES

Section 9.1.            Supplemental Indentures without Consent of Holders.

Without the consent of any Holders, the Corporation when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)           to evidence the succession of another Person to the Corporation and the assumption by any such successor of the covenants of the Corporation herein and in the Securities; or

(2)           to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Corporation; or

(3)           to add to the covenants of the Corporation for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Corporation; or

(4)           to add any additional Events of Default for the benefit of the Holders of Securities; or

(5)           to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (5) shall not adversely affect the interest of the Holders of Securities in any material respect; or

(6)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(7)           to comply with any mandatory requirements of applicable law.

Section 9.2.            Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Corporation and the Trustee, the Corporation, when authorized by a Board Resolution and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)           change the Stated Maturity of the principal of, or any interest (including any Additional Interest) on, any Security, or reduce the principal amount thereof or the rate of interest therein or change the method of calculating the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of principal of any Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change the place of payment where, or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2)           reduce the percentage in aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)           modify any of the provisions of this Section, Section 5.13 or Section 10.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby, provided, further, that, so long as any of the Trust Preferred Securities remain outstanding, no such modification shall be made that adversely affects the holders of the Trust Preferred Securities in any material respect.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit the Securities or the Trust Preferred Securities, or that modifies the rights of the Holders of Securities or the holders of the Trust Preferred Securities with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities or the holders of Trust Preferred Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3.            Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent herein provided for relating to such action have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4.            Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5.            Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to any applicable requirements of the Trust Indenture Act as then in effect.

Section 9.6.            Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Corporation, bear a notation in form approved by the Corporation as to any matter provided for in such supplemental indenture. If the Corporation shall so determine, new Securities so modified as to conform, in the opinion of the Corporation, to any such supplemental indenture may be prepared and executed by the Corporation and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE X.

COVENANTS

Section 10.1.          Payment of Principal, Premium and Interest.

The Corporation covenants and agrees for the benefit of the Securities that it will duly and punctually pay the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities in accordance with the terms of such Securities and this Indenture.

Section 10.2.          Maintenance of Office or Agency.

The Corporation will maintain in each Place of Payment an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of the Securities and this Indenture may be served. The Corporation initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Corporation will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Corporation shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Corporation hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Corporation may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain an office or agency in each Place of Payment for such purposes. The Corporation will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

Section 10.3.          Money for Security Payments to be Held in Trust.

If the Corporation shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any, on) or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

Whenever the Corporation shall have one or more Paying Agents, it will, prior to 10:00 a.m., New York City time, on each due date of the principal of (or premium, if any) or interest (including any Additional Interest) on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest (including any Additional Interest) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest (including any Additional Interest), and (unless such Paying Agent is the Trustee) the Corporation will promptly notify the Trustee of its failure so to act.

The Corporation will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)           hold all sums held by it for the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Trustee notice of any default by the Corporation (or any other obligor upon such Securities) in the making of any payment of principal (and premium, if any) or interest (including any Additional Interest);

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4)           comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

The Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Corporation Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Corporation or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Corporation in trust for the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Corporation Request to the Corporation, or (if then held by the Corporation) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Corporation as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Corporation cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Corporation.

Section 10.4.          Statement as to Compliance.

The Corporation shall deliver to the Trustee, within 120 calendar days after the end of each fiscal year of the Corporation, ending after the date hereof, an Officers’ Certificate signed by at least one of the principal executive officer, principal financial officer or principal accounting officer of the Corporation covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Corporation is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Corporation shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 10.4, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 10.5.          Waiver of Certain Covenants.

Subject to the rights of holders of Trust Preferred Securities specified in Section 9.2, if any, the Corporation may omit in any particular instance to comply with any covenant or condition provided pursuant to Section 3.1 or 9.1(3) with respect to the Securities, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Corporation in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE XI.

REDEMPTION OF SECURITIES

Section 11.1.          Applicability of This Article.

Redemption of Securities as permitted or required by any Security issued pursuant to this Indenture shall be made in accordance with such Security and this Article. Each Security shall be subject to partial redemption only in the amount of $5,000,000 or any integral multiple thereof.

Section 11.2.          Election to Redeem; Notice to Trustee.

The election of the Corporation to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Corporation, the Corporation shall, at least 45 calendar days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee and in the case of Securities held by the Trust, the Property Trustee under the Declaration of Trust, of such date and of the principal amount of Securities to be redeemed and provide the additional information required to be included in the notice or notices contemplated by Section 11.4; provided that, for so long as the Securities are held by the Trust, such notice shall be given not less than 45 nor more than 75 calendar days prior to such Redemption Date (unless a shorter notice shall be satisfactory to the Property Trustee under the related Declaration of Trust). In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities, the Corporation shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel evidencing compliance with such restriction.

Section 11.3.          Selection of Securities to be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 calendar days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security and at least $50,000,000 aggregate principal amount.

The Trustee shall promptly notify the Corporation in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed.

Section 11.4.          Notice of Redemption.

Notice of redemption shall be given by the Corporation by first-class mail, postage prepaid, mailed not later than the 30th calendar day, and not earlier than the 60th calendar day, prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register, provided that, for so long as the Securities are held by the Trust, such notice shall be given not less than 30 nor more than 60 calendar days prior to such Redemption Date (unless a shorter notice shall be satisfactory to the Property Trustee under the related Declaration of Trust).

With respect to Securities to be redeemed, each notice of redemption shall state:

(a)           the Redemption Date;

(b)           the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price,  together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);

(c)           if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

(d)           that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest (including any Additional Interest) thereon, if any, shall cease to accrue on and after said date; and

(e)           the place or places where such Securities are to be surrendered for payment of the Redemption Price;

Notice of redemption of Securities to be redeemed at the election of the Corporation shall be given by the Corporation or, at the Corporation’s request, by the Trustee in the name and at the expense of the Corporation and shall be irrevocable. The notice if mailed in the manner provided above shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Section 11.5.          Deposit of Redemption Price.

Prior to 10:00 a.m., New York City time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Corporation will deposit with the Trustee or with one or more Paying Agents (or if the Corporation is acting as its own Paying Agent, the Corporation will segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including any Additional Interest) on, all the Securities (or portions thereof) that are to be redeemed on that date.

Section 11.6.          Payment of Securities Called for Redemption.

If any notice of redemption has been given as provided in Section 11.4, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date. On presentation and surrender of such Securities at a Place of Payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Corporation at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest (including any Additional Interest) whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.5.

Upon presentation of any Security redeemed in part only, the Corporation shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Corporation, a new Security or Securities, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Original Issue Date, Stated Maturity and terms.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium, if any, on such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7.          Right of Redemption of Securities.

The Corporation, at its option, may redeem the Securities:

(a)           subject to compliance with Section 2 of the Replacement Capital Covenant, on or after March 23, 2011, in whole or in part, from time to time at a

Redemption Price of 100% of the unpaid principal amount of the Securities being redeemed, plus any accrued but unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of the Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), or

(b)           subject to compliance with Section 2 of the Replacement Capital Covenant, upon the occurrence and during the continuation of a Special Event before March 23, 2011, within 90 days following the occurrence of such Special Event, in whole (but not in part), at 100% of the principal amount of the Securities, plus any accrued but unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of the Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), or

(c)           subject to compliance with Section 2 of the Replacement Capital Covenant, upon the occurrence of a Change of Control before March 23, 2011, in whole or in part, within 90 days following the occurrence of such Change of Control, at 100% of the principal amount of this Security, plus any accrued but unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of the Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), or

(d)           subject to compliance with Section 2 of the Replacement Capital Covenant, upon the occurrence of an Initial Public Offering, within 90 days following the occurrence of such Initial Public Offering, in whole or in part, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued but unpaid interest and Additional Interest, if any, thereon to the applicable Redemption Date (subject to the right of the Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on March 23 of the years indicated below:

Year	Percentage
2006	101.00%
2007	100.75%
2008	100.50%
2009	100.25%
2010 and thereafter	100.00%

ARTICLE XII.

SUBORDINATION OF SECURITIES

Section 12.1.                             Securities Subordinate to Senior Debt

The Corporation covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Corporation whether outstanding at the date of this Indenture or thereafter incurred, irrespective of any amendment, modification or waiver of any term of such Senior Debt.

Section 12.2.          Payment Over of Proceeds Upon Dissolution, Etc.

In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceedings relating to the Corporation, its creditors or its property, (b) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by the Corporation for the benefit of creditors or (d) any other marshaling of the assets of the Corporation (each such event, if any, herein sometimes referred to as a “Proceeding”), but not in any event including any transaction permitted by Article VIII, all Senior Debt of the Corporation (including any interest thereon accruing after the commencement of any such proceedings), shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any of the Securities on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Corporation or any other Person provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities to the payment of all Senior Debt of the Corporation at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Securities thereon, shall be paid or delivered directly to the holders of Senior Debt of the Corporation in accordance with the priorities then existing among such holders until all such Senior Debt (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid in full.

In the event of any Proceeding, after payment in full of all sums owing with respect to the Senior Debt of the Corporation, the Holders of the Securities, together with the holders of any obligations of the Corporation ranking on a parity with the Securities shall be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on the Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any common stock or any obligations of the Corporation ranking junior to the Securities and such other obligations. If, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities to the payment of all Senior Debt of the Corporation at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or any Holder in contravention of any of the terms hereof and before all Senior Debt of the Corporation shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt of the Corporation at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt of the Corporation remaining unpaid, to the extent necessary to pay all such Senior Debt of the Corporation in full. In the event of the failure of the Trustee or any Holder to endorse or assign any such payment, distribution or security, each holder of Senior Debt of the Corporation is hereby irrevocably authorized to endorse or assign the same.

The Trustee and the Holders shall take such action (including, without limitation, the delivery of this Indenture to an agent for the holders of Senior Debt of the Corporation or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Debt of the Corporation at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

The provisions of this Section 12.2 shall not impair any rights, interests, remedies or powers of any secured creditor of the Corporation in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.

The securing of any obligations of the Corporation otherwise ranking on a parity with the Securities or ranking junior to the Securities shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Securities or ranking junior to the Securities.

Section 12.3.          Payment Permitted If No Default.

Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Corporation at any time, except during the pendency of any Proceeding referred to in Section 12.2, from making payments at any time of principal of (and premium, if any) or interest (including any Additional Interest) on the Securities or (b) the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including any Additional Interest) on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

Section 12.4.          Subrogation to Rights of Holders of Senior Debt of the Corporation.

In the event of a Proceeding described in Section 12.2, and subject to the payment in full of all amounts due or to become due on all Senior Debt of the Corporation or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt of the Corporation, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Corporation that by its express terms is subordinated to Senior Debt of the Corporation to substantially the same extent as the Securities are subordinated to the Senior Debt of the Corporation and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt of the Corporation, until the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of the Corporation of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt of the Corporation, by Holders of the Securities, or the Trustee, shall, as among the Corporation, its creditors other than holders of its Senior Debt, and the Holders of the Securities, be deemed to be a payment or distribution by the Corporation to or on account of its Senior Debt.

Section 12.5.          Provisions Solely to Define Relative Rights.

The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt of the Corporation on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Corporation and the Holders of the Securities, the obligations of the Corporation which are absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Corporation of the Holders of the Securities and creditors of the Corporation other than their rights in relation to the holders of Senior Debt of the Corporation; or (c) prevent the Trustee or the Holder of any Security (or to the extent expressly provided herein, the holder of any Trust Preferred Security) from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, including filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Debt of the Corporation to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 12.6.          Trustee to Effectuate Subordination.

Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Section 12.7.          No Waiver of Subordination Provisions.

No right of any present or future holder of any Senior Debt of the Corporation to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior Debt of the Corporation may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to such Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of such Holders of the Securities to the holders of Senior Debt of the Corporation do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt of the Corporation or otherwise amend or supplement in any manner such Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt of the Corporation; (iii) release any Person liable in any manner for the collection of Senior Debt of the Corporation; and (iv) exercise or refrain from exercising any rights against the Corporation and any other Person.

Section 12.8.          Notice to Trustee.

Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Corporation or a holder of Senior Debt of the Corporation or from any trustee, agent or representative therefor; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, the payment of the principal of (and premium, if any, on) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Debt of the Corporation (or a trustee or attorney-in-fact therefor), to establish that such notice has been given by a holder of Senior Debt of the Corporation (or a trustee or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt of the Corporation to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Corporation held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.9.          Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Corporation referred to in this Article, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Corporation the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 12.10.        Trustee Not Fiduciary for Holders of Senior Debt.

The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Corporation and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Corporation or to any other Person cash, property or securities to which any holders of Senior Debt of the Corporation shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

Section 12.11.        Rights of Trustee as Holder of Senior Debt; Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt of the Corporation that may at any time be held by it, to the same extent as any other holder of Senior Debt of the Corporation and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

Section 12.12.        Article Applicable to Paying Agents.

If at any time any Paying Agent other than the Trustee shall have been appointed by the Corporation and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

ARTICLE XIII.

EFFECT OF DEFERRALS

Section 13.1.          Limitation on Corporation Payments.

So long as any Securities are outstanding, if (a) accrued and unpaid interest and any Additional Interest then due on the Securities has not been paid in full as of the most recent Interest Payment Date, (b) distributions then due on the Trust Preferred Securities have not been paid in full pursuant to their terms on a compounded basis as of the most recent distribution payment date, (c) an Event of Default has occurred and is continuing, (d) an optional deferral or a Mandatory Deferral Event has occurred and is continuing or (e) the Corporation is in default on any of its obligations under the Trust Guarantee, then, during such period the Corporation shall not, nor shall the Corporation permit any of its subsidiaries to:

(1)           declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any capital stock of the Corporation;

(2)           make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of the Corporation’s debt securities that rank on a parity with (“Parity Debt Securities”) or junior in interest to the Securities; or

(3)           make any guarantee payments with respect to any guarantee of the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks on a parity with (“Parity Guarantees”) or junior in interest to the Securities;

provided, however, that the following shall be permitted:

(a)           dividends or distributions in the form of common stock of the Corporation;

(b)           payments under the Trust Guarantee;

(c)           any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

(d)           the repurchase by the Corporation of its common stock or options to purchase its common stock upon any termination of employment or service (including, without limitation, due to death or disability) or pursuant to any other obligation to repurchase common stock, of an employee or director of, or other service provider having a relationship with, the Corporation or any of its Affiliates, granted under any of the Corporation’s equity incentive plans or related management stockholder’s agreements; and

(e)           payments of interest on any of the Parity Debt Securities or payments under any Parity Guarantees in respect of interest payments on debt securities of any subsidiary of the Corporation, in each case ratably and in proportion to the respective amount of (x) accrued and unpaid interest on such Parity Debt Securities or guaranteed by such Parity Guarantees, on the one hand, and (y) accrued and unpaid interest and Additional Interest on the Securities, on the other hand.

Section 13.2.          Sale of Stock in the Event of Optional Deferral of Interest or Mandatory Deferral Event. So long as any Securities remain outstanding, if

(i) the Corporation has exercised its option to defer interest, and on any Interest Payment Date, after giving effect to the interest and Additional Interest, if any, paid on such Interest Payment Date, accrued and unpaid interest and Additional Interest has not been paid in full for a period of five years, the Corporation shall use its Commercially Reasonable Efforts to sell (A) if a Qualifying IPO has occurred, its common stock or Perpetual Deferrable Preferred Stock to Persons that are not Affiliates of the Corporation or (B) if a Qualifying IPO has not occurred, its Perpetual Deferrable Preferred Stock, or in the event that the Corporation is unable to sell its Perpetual Deferrable Preferred Stock, its common stock to Persons that are not Affiliates of the

Corporation or to Equity Investors; provided that nothing contained herein shall obligate the Equity Investors to purchase common stock or Perpetual Deferrable Preferred Stock from the Corporation, or

(ii) a Mandatory Deferral Event has occurred and has been continuing for one year, the Corporation shall use its Commercially Reasonable Efforts to sell (A) if a Qualifying IPO has occurred, its common stock or Perpetual Deferrable Preferred Stock to Persons that are not Affiliates of the Corporation or (B) if a Qualifying IPO has not occurred, its Perpetual Deferrable Preferred Stock, or in the event that the Corporation is unable to sell its Perpetual Deferrable Preferred Stock, its common stock to Persons that are not Affiliates of the Corporation or to Equity Investors; provided that nothing contained herein shall obligate the Equity Investors to purchase common stock or Perpetual Deferrable Preferred Stock from the Corporation, in each case, in an amount so that the Eligible Equity Proceeds from such sales shall at least be equal to the amount of all accrued and unpaid interest and Additional Interest on the Securities as of the next succeeding Interest Payment Date; provided, however, that “Eligible Equity Proceeds” shall include any proceeds received by the Corporation from selling common stock or Perpetual Deferrable Preferred Stock to an Equity Investor.

To the extent the Corporation raises Eligible Equity Proceeds, the Corporation shall pay any accrued and unpaid interest and Additional Interest on the Securities within two Business Days of receipt of such Eligible Equity Proceeds. Notwithstanding the foregoing sentence, if the Corporation is required to conduct a sale of its common stock and/or its Perpetual Deferrable Preferred Stock in order to pay amounts due and payable under any instrument that is pari passu with the Securities or the Trust Preferred Securities, the Corporation shall pay interest and Additional Interest on the Securities in an amount equal to a portion of such net proceeds, the amount of which payment shall be ratable and in proportion to the respective amount of (x) accrued or accumulated and unpaid interest or distributions on such pari passu instrument, on the one hand, and (y) accrued and unpaid interest and Additional Interest on the Securities, on the other hand.

ARTICLE XIV.

HOLDERS’ MEETINGS

Section 14.1.          Purposes of Meetings.

A meeting of Holders of Securities may be called at any time and from time to time pursuant to the provisions of this Article XIV for any of the following purposes:

(a)           to give any notice to the Corporation or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article V;

(b)           to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VI;

(c)           to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.2; or

(d)           to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of such Securities under any other provision of this Indenture or under applicable law.

Section 14.2.          Call of Meetings by Trustee.

The Trustee may at any time call a meeting of Holders to take any action specified in Section 14.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holders at their addresses as they shall appear on the Securities Register. Such notice shall be mailed not less than 20 nor more than 180 calendar days prior to the date fixed for the meeting.

Section 14.3.          Call of Meetings by the Corporation or Holders.

In case at any time the Corporation pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 calendar days after receipt of such request, then the Corporation or such Holders may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 14.1, by mailing notice thereof as provided in Section 14.2.

Section 14.4.          Qualifications for Voting.

To be entitled to vote at any meeting of Holders a person shall (a) be a Holder of one or more Securities or (b) a person appointed by an instrument in writing as proxy by a Holder of one or more Securities. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Corporation and its counsel.

Section 14.5.          Regulations.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Corporation or by Holders as provided in Section 14.3, in which case the Corporation or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to the provisions of Section 14.4, at any meeting each Holder of Securities or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 14.2 or 14.3 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 14.6.          Voting.

The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 14.2. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Corporation and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

* * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

GMAC COMMERCIAL HOLDING CORP.

By:	/s/ Catherine M. Jackson
Name: Catherine M. Jackson
Title: Senior Vice President

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:	/s/ Patrick J. Healy
Name: Patrick J. Healy
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Agent

By:	/s/ Richard L. Buckwalter
Name: Richard L. Buckwalter
Title: Vice President

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Assistant Vice President

EXHIBIT A

FORM OF INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

FORM OF INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

             , [     ]

Law Debenture Trust Company of New York, as Trustee
767 Third Avenue

Thirty First Floor

New York, NY 10017

Attention: Corporate Trust Administration

Capmark Trust
c/o GMAC Commercial Holding Corp.
200 Witmer Road
Horsham, PA 19044
Attention: Peter O’Hara

Re:                               Purchase of $        principal amount of Floating Rate Junior Subordinated Debentures due 2046 (the “Securities”) issued by GMACCH Commercial Holding Corp. (the “Company”) pursuant to the Floating Rate Junior Subordinated Indenture dated as of March 23, 2006 among the Company, Law Debenture Trust Company of New York, as the indenture trustee, and Deutsche Bank Trust Company Americas, as the agent (the “Indenture”).

Ladies and Gentlemen:

In connection with our purchase of the Securities we confirm that:

(i)            We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Securities that, if we decide to offer, sell or otherwise transfer any such Securities, (i) such offer, sale or transfer will be made only (a) to the Company, (b) to a person we reasonably believe is a “qualified institutional buyer” (a “QIB”) (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (c) to an institutional “accredited investor” within the meaning of subparagraph (a) (1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring Securities for its own account, or for the account of such an “accredited investor,” for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, or (d) pursuant to an effective registration statement under the Securities Act. The foregoing restrictions on resale will not apply subsequent to the date on which, in the written opinion of counsel, the Securities are not “restricted securities” within the meaning of Rule 144 under the Securities Act. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (c) above, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Securities Registrar. We understand that the certificates for any Security that we receive will bear a legend substantially to the effect of the foregoing.

(ii)           We are an “accredited investor” within the meaning of subparagraph (a)

(1), (2), (3) or (7) of Rule 501 under the Securities Act purchasing for our own account or for the account of such an “accredited investor,” and we are acquiring the Securities for investment purposes and not with view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any account for which we are acting are each able to bear the economic risks of our or its investment.

(iii)          We are acquiring the Securities purchased by us for our own account (or for one or more accounts as to each of which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

(iv)          We are acquiring such Securities having an aggregate stated principal amount of not less than $50,000,000 for our own account and for each separate account for which we are acting. The Securities shall not be transferable in amounts of less than $50,000,000 aggregate principal amount; provided that in the event that a partial redemption of Securities pursuant to Section 11.7 of the Indenture has occurred, we may transfer the full aggregate principal amount of Securities that such we own;

(v)           We acknowledge that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that if any of the acknowledgments, representations, warranties and agreements deemed to have been made by our purchase of any of the Securities are no longer accurate, we shall promptly notify the Company. If we are acquiring any Securities as a fiduciary or agent for one or more investor accounts, we represent that we have sole discretion with respect to each such investor account and that we have full power to make the foregoing acknowledgments, representations and agreement on behalf of each such investor account.

(Name of Purchaser)

By:

Date:

Upon transfer, the Securities (having a principal amount of $             ) would be registered in the name of the new owner as follows.

Name:

Address:

Taxpayer ID Number:

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